UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 5, 2013
(Date of earliest event reported)

GATEWAY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 336-0844
(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.02        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

At September 30, 2012, as a result of the Company’s historical and ongoing operating losses, the Company determined that it would not, using the criteria set forth in ASC Topic 740, “Income Taxes”, be able to realize the value of its then recorded deferred tax asset and, therefore, recorded a valuation allowance against the carrying value of said asset and a charge to income tax expense.

On March 5, 2013, the audit committee of the Board of Directors of Gateway Energy Corporation (the “Company”) concluded that the Company erred by not reflecting this charge against its 2011 results of operations and decided to restate its prior year financial statements.  Accordingly, on March 5, 2013, the audit committee of the Board of Directors of the Company determined that the Company’s consolidated financial statements for the year ended December 31, 2011 and the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 should no longer be relied upon.

By way of background, at December 31, 2011, the Company had a carrying value of $3,949,819 with respect to its deferred tax asset.  As of the date of those financial statements, the Company mistakenly concluded that sufficient positive evidence existed at such time to conclude that it was more likely than not that this deferred tax asset would be realized.  To address the foregoing error, the Company intends to restate its financial statements for the fiscal year ended December 31, 2011 and for the quarterly periods ended March 31, June 30 and September 30, 2012 in its annual report on Form 10-K for the year ended December 31, 2012.

The impact of this restatement on the Company’s 2011 audited financial statements will be a $17,085 decrease in prepaid expenses and other assets, a $3,932,734 decrease in deferred tax assets, net and a $3,949,819 decrease in total assets, a $3,949,819 increase in accumulated deficit and a $3,949,819 decrease in total stockholders’ equity and a $3,949,819 increase in income tax expense and a $3,949,819 decrease in net income for the year ended December 31, 2011.  The Company’s net loss per share for the year ended December 31, 2011, will increase from ($0.10) to ($0.27).

The impact of this restatement on the Company’s first quarter 2012 unaudited financial statements will be a $3,999,791 decrease in deferred tax assets, net and total assets, a $3,999,791 increase in accumulated deficit and a $3,999,791 decrease in total stockholders’ equity and a $49,972 increase in income tax expense and a $49,972 decrease in net income for the three months ended March 31, 2012.  The Company’s net loss per share for the three months ended March 31, 2012, will increase from ($0.00) to ($0.01).

The impact of this restatement on the Company’s second quarter 2012 unaudited financial statements will be a $4,016,054 decrease in deferred tax assets, net and total assets, a $4,016,054 increase in accumulated deficit and a $4,016,054 decrease in total stockholders’ equity and a $16,263 increase in income tax expense and a $16,263 decrease in net income for the three months ended June 30, 2012 and a $66,235 increase in income tax expense and a $66,235 decrease in net income for the six months ended June 30, 2012.

The impact of this restatement on the Company’s third quarter 2012 unaudited financial statements will be a $4,016,054 decrease in income tax expense and a $4,016,054 increase in net income for the three months ended September 30, 2012 and a $3,949,819 decrease in income tax expense and a $3,949,819 increase in net income for the nine months ended September 30, 2012.  The Company’s net loss per share will decrease from ($0.29) to ($0.12) for the three months ended September 30, 2012, and from ($0.30) to ($0.13) for the nine months ended September 30, 2012.

As a result of the occurrence of the restatement, our management has determined that as of December 31, 2011, there was a material weakness in our internal controls over financial reporting as a result of our inability to properly determine the timing of the required adjustment to the carrying value of our deferred tax asset. The Company is currently evaluating what, if any, curative steps it needs to implement to avoid such determination in the future.

 The board of directors of the Company and its management have discussed with its independent public accounting firm the matters disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

By: /s/ Frederick M. Pevow, Jr.
Frederick M. Pevow, Jr., President and
Chief Executive Officer

Date:  March 18, 2013